Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report dated May 28, 1998, in Post-Effective Amendment No. 1 to the Registration Statement (Form N-1A) (No. 333-44423) of LM Institutional Fund Advisors II, Inc.




Philadelphia, Pennsylvania
July 10, 1998